Exhibit 99.2

March 31, 2009

Mr. Lance W. Bridges

c/o Entropic Communications, Inc.

6290 Sequence Drive

San Diego, CA 92121

Re:	Retention Bonus Agreement

Dear Lance:

This letter agreement (the “Agreement”) confirms the terms of our agreement regarding the offer by Entropic Communications, Inc. (the “Company”) to provide you with certain retention bonus opportunities described herein, as approved by the Company’s board of directors on February 24, 2009. Please confirm your acceptance of the bonus opportunities described in this Agreement by returning a signed and dated copy of this Agreement to me.

Certain capitalized terms used in this Agreement are defined in Paragraph 4 below.

1. 2009 Retention Bonus Payment. The Company hereby provides you with a lump sum bonus payment of twenty-five thousand dollars ($25,000) (the “2009 Retention Bonus Payment”) as evidenced by either a check payable for such amount or a direct deposit of such amount, whichever you elect. This 2009 Retention Bonus Payment is due and payable on March 31, 2009.

2. 2010 Retention Bonus Payment. Within ten (10) days following the earliest of the following events, the Company shall provide you with a lump sum bonus payment of seventy-five thousand dollars ($75,000) (the “2010 Retention Bonus Payment”):

(a) You remain employed by the Company from the date of this Agreement through March 31, 2010;

(b) You remain employed by the Company from the date of this Agreement through the effective date of a Change of Control; or

(c) You are involuntarily terminated without Cause and thereafter deliver to the Company a release and waiver in the form attached hereto as Exhibit A (the “Release and Waiver”) within the applicable time period set forth therein, but in no event later than forty-five (45) days following your termination, and permit it to become effective in accordance with its terms.

A termination of your employment for any reason other than an involuntary termination without Cause (e.g., termination due to your death, Complete Disability, or a voluntary termination for any reason) prior to the earliest of the foregoing events shall result in your forfeiture of any right to receive the 2010 Retention Bonus Payment.

3. Retention Bonus Forfeiture and Repayment Conditions. If you voluntarily terminate your employment for any reason prior to the earlier of (a) March 31, 2011, or (b) the effective date of a Change of Control, you must repay the Company any unvested portion of the 2009 Retention Bonus Payment and 2010 Retention Bonus Payment (together, the “Bonus Payments”) to the extent previously paid to you (the “Paid Bonus Payments”). A termination of your employment due to your death or Complete Disability does not constitute a voluntary termination that requires repayment. Your Bonus Payments shall vest in accordance with the following schedule:

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Your total Bonus Payments ($100,000) shall vest in twenty-four equal monthly installments over your continued employment during the Retention Period, so that you will vest in $4,166.67 of the Bonus Payments for each Month of Service. Accordingly, your “Vested Bonus Amount” shall be the result of $4,166.67 multiplied by the number of Months of Service prior to your termination.

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Your required repayment amount is the result of subtracting your Vested Bonus Amount from your Paid Bonus Payments. If the resulting amount is a negative number, no repayment is required, but you shall not receive any additional payment from the Company.

You are required to repay in full amounts due to the Company on or before your termination date by certified check made payable to the Company. The Company reserves the right, in its discretion, to offset any amounts otherwise payable to you by the Company in connection with or following your termination of employment by such repayment amount, to the extent permitted by law.

4. Definitions. For purposes of this Agreement, the following definitions apply:

(a) “Cause” means you are terminated for any of the following reasons: (i) your conviction of, or plea of nolo contendere to, a felony; (ii) your theft or embezzlement, or attempted theft or embezzlement, of money or property or assets of the Company; (iii) your termination consistent with the provisions and procedures of the Company’s drug policy; (iv) your continued neglect of your duties in connection with your employment by the Company (not due to a physical or mental illness), which continues for at least ten (10) days after written notice of demand for compliance is delivered to you by the Company, which demand identifies the manner in which the Company believes that you have not performed such duties and the steps required to cure such failure to perform; or (v) your intentional and willful engagement in misconduct which is materially injurious to the Company. Notwithstanding the foregoing clause (iv), you may not be terminated for Cause as a result of your failure or inability to perform assigned duties which are substantially inconsistent with your duties and responsibilities in effect during the year preceding any Change of Control (or such shorter period of time as you are employed by the Company). Notwithstanding the foregoing clauses, your employment shall not be deemed to be terminated for Cause, and no other action shall be taken by the Company which is adverse to you hereunder unless and until there shall have been delivered to you a copy of a statement of the basis for Cause, signed and approved by the Company’s Chief Executive Officer.

(b) “Change of Control” means (i) the direct or indirect sale or exchange in a single or series of related transactions by the Company’s stockholders of more than fifty percent (50%) of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party after which the Company’s stockholders immediately prior to such transaction hold less than fifty percent (50%) of the voting securities of the surviving entity; (iii) the sale, exchange, or transfer of all or substantially all of the Company’s assets after which the Company’s stockholders immediately prior to such transaction hold less than fifty percent (50%) of the voting securities of the corporation or other business entity to which the Company’s assets were transferred; or (iv) a liquidation or dissolution of the Company.

(c) “Complete Disability” means you are prevented from performing your employment duties by reason of any physical or mental incapacity that results in your satisfaction of all requirements necessary to receive benefits under the Company’s long-term disability plan due to a total disability

(d) “Month of Service” means each monthly period during which you are employed by the Company during the Retention Period prior to your termination date. Months of Service shall be measured from the 1st day of the month to the last day of the month during the Retention Period, rounded to the next closest whole Month of Service (e.g., should your employment terminate prior to the 15th of any month, the month of termination will not be counted as one complete Month of Service and should your employment terminate after the 15th of any month, the month of termination will be counted as one completed Month of Service).

(e) “Retention Period” means the twenty-four (24) month period commencing on March 31, 2009 and ending on March 31, 2011.

5. At-Will Employment. Nothing in this Agreement is intended to or should be construed to contradict, modify or alter your at-will employment relationship with the Company. You shall remain an at-will employee, meaning that you or the Company may terminate your employment at any time for any reason, with or without cause, and with or without notice.

6. Section 409A Compliance. Notwithstanding anything to the contrary herein, the following provisions apply to the extent benefits provided herein are subject to Section 409A of the Internal Revenue Code of 1986, as amended and the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”). Benefits triggered by your involuntary termination shall not commence until you have a “separation from service” for purposes of Section 409A. Benefits provided under this Agreement are intended to satisfy the exemption from application of Section 409A provided under Treasury Regulation Section 1.409A-1(b)(4).

7. Section 280G. If it is determined that the amounts payable to your under this Agreement, when considered together with any other amounts payable to you as a result of a Change of Control (collectively, the “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in your receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order: reduction of cash payments; reduction of accelerated vesting of stock options; reduction of employee benefits. In the event that acceleration of vesting of stock option compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant.

The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change of Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to you and the Company within fifteen (15) calendar days after the date on which your right to a Payment is triggered (if requested at that time by you or the Company) or such other time as requested by you or the Company. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish you and the Company with an opinion reasonably acceptable to you that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon you and the Company, except as set forth below.

If, notwithstanding any reduction described in this Section 7, the IRS determines that you are liable for the Excise Tax as a result of the receipt of the payment of benefits as described above, then you shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or in the event that you challenge the final IRS determination, a final judicial determination, a portion of the payment equal to the “Repayment Amount.” The Repayment Amount with respect to the payment of benefits shall be the smallest such amount, if any, as shall be required to be paid to the Company so that your net after-tax proceeds with respect to any payment of benefits (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on such payment) shall be maximized. The Repayment Amount with respect to the payment of benefits shall be zero if a Repayment Amount of more than zero would not result in your net after-tax proceeds with respect to the payment of such benefits being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, you shall pay the Excise Tax.

Notwithstanding any either provision of this Section 7, if (i) there is a reduction in the payment of benefits as described in this section, (ii) the IRS later determines that you are liable for the Excise Tax, the payment of which would result in the maximization of your net after-tax proceeds (calculated as if your benefits had not previously been reduced), and (iii) you pay the Excise Tax, then the Company shall pay to you those benefits which were reduced pursuant to this section contemporaneously or as soon as administratively possible after you pays the Excise Tax so that your net after-tax proceeds with respect to the payment of benefits is maximized.

8. Entire Agreement. This Agreement constitutes the complete, final and exclusive embodiment of the entire Agreement between you and the Company with regard to the subject matter hereof. The benefits provided under this Agreement shall be separate from and in addition to the benefits provided under any bonus plan or agreement applicable to you, including your Change of Control Agreement. This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. It may not be modified except in a writing signed by you and the President and Chief Executive Officer of the Company.

Lance, I am glad that we are able to provide this benefit to you.

Sincerely,

/s/ Suzanne C. Zoumaras on behalf of Patrick Henry
Patrick Henry, President and Chief Executive Officer

Accepted and Agreed:

/s/ Lance W. Bridges	Date:	March 31, 2009
Lance W. Bridges

EXHIBIT A

RELEASE AND WAIVER OF CLAIMS

In consideration of the payments and other benefits set forth in the Retention Bonus Agreement dated March 31, 2009, 2009 (the “Agreement”) to which this form is attached, I, Lance W. Bridges hereby furnish ENTROPIC COMMUNICATIONS, INC. (the “Company”), with the following release and waiver (“Release and Waiver”).

In exchange for the consideration provided to me by the Retention Bonus Agreement that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release and Waiver. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including, but not limited to, salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including, but not limited to, claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including, but not limited to, claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), and the California Fair Employment and Housing Act (as amended).

I also acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.

I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already entitled as an executive of the Company. If I am 40 years of age or older upon execution of this Release and Waiver, I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the release and waiver granted herein does not relate to claims under the ADEA which may arise after this Release and Waiver is executed; (b) I should consult with an attorney prior to executing this Release and Waiver; (c) I have twenty-one (21) days in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier); (d) I have seven (7) days following the execution of this Release and Waiver to revoke my consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the eighth day after I execute this Release and Waiver and the revocation period has expired.

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I acknowledge my continuing obligations under my Proprietary Information and Inventions Agreement. Pursuant to the Proprietary Information and Inventions Agreement I understand that among other things, I must not use or disclose any confidential or proprietary information of the Company and I must immediately return all Company property and documents (including all embodiments of proprietary information) and all copies thereof in my possession or control. I understand and agree that my right to the severance pay I am receiving in exchange for my agreement to the terms of this Release and Waiver is contingent upon my continued compliance with my Proprietary Information & Inventions Agreement.

This Release and Waiver constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated herein. This Release and Waiver may only be modified by a writing signed by both me and a duly authorized officer of the Company.

Date: __________________	By:
LANCE W. BRIDGES

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